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                                                                       Exhibit 5



                                                     October 30, 1998



NCT Group, Inc.
1025 West Nursery Road, Suite 120
Linthicum, Maryland  21090

Re:      Amendment No. 1 to Registration Statement on form S-3

Gentlemen:

         Referring to Amendment No. 1 to the Registration Statement on Form S-3 that NCT Group, Inc. (the "Company") is filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by certain Selling Stockholders of 27,786,991 shares of Common Stock of the Company (the "Resale Shares"), I am of the opinion that the Resale Shares have been duly authorized by the Company, have been validly issued and are fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to Amendment No. 1 to the Registration Statement referred to above and to the reference to me under the caption "Legal Matters" in the Prospectus.

                                       Very truly yours,



                                       /s/ JOHN B. HORTON
                                       -------------------
                                       John B. Horton
                                       Senior Vice President and
                                       General Counsel